                                                                      Exhibit 49

THIS AMENDED AND RESTATED DEBENTURE is made the 3rd day of October, 1997 to have effect as of and from the 15th day of May, 1997


BETWEEN:

(1) GLOBAL GOLD ARMENIA LIMITED, a company incorporated and existing under the laws of the Cayman Islands (the "Company") which expression shall include the permitted successors in title transferees and assigns of the Company

                                                                 OF THE ONE PART

AND:

(2) FIRST DYNASTY MINES (USA) LLC, a Delaware limited liability company having its registered office at 1209 Orange Street, Wilmington, Delaware (the "Lender") which expression shall include the successors in title transferees and assigns of the Lender

                                                               OF THE OTHER PART

W H E R E A S:

(A) the Company executed and delivered to First Dynasty Mines Ltd. ("FDM") a debenture dated January 3, 1997 in the principal sum of U.S.$5,480,000 (the "Original Debenture");

(B) the Company, FDM and Global Gold Corporation ("Global Gold") are parties to an agreement dated May 13, 1997 (the "Definitive Agreement") pursuant to which FDM was granted the right to earn an equity interest in the Company by making convertible loans to the Company;

(C) pursuant to the terms of the Definitive Agreement, FDM has assigned its rights under the Definitive Agreement and the Original Debenture to the Lender, a wholly-owned subsidiary of FDM; and

(D) the Definitive Agreement provides for amendments to be made to the terms of the Original Debenture and this Amended and Restated Debenture is being entered into to amend and replace the Original Debenture.

NOW THIS AMENDED AND RESTATED DEBENTURE WITNESSETH as follows:

1. (a) Words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing the singular number only shall include the plural number and vice versa and words importing persons and all reference to persons shall include corporations and firms;


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                                         -2-

     (b) "the Principal Sum" shall mean the aggregate sum of all advances made, from time to time, by the Lender to the Company pursuant to the Definitive Agreement (including advances made by FDM under the Original Debenture) which have not been repaid or converted into ordinary shares of the Company pursuant to Clause 3 hereof, up to an aggregate maximum of U.S.$15,000,000; and

     (c) all terms denoted with initial capital letters and not otherwise defined herein have the meanings assigned to them in the Definitive Agreement.

2. The Principal Sum, from time to time outstanding, will bear simple interest at the rate of ten per cent (10%) per annum calculated on a 360 day year. Any part of the Principal Sum that has not been converted into ordinary shares of the Company pursuant to Clause 3 by the earlier of:

     (a) the date that the Lender's rights under the Definitive Agreement cease to be exclusive pursuant to Section 2.6 of the Definitive Agreement but not prior to March 31, 1998; or

     (b)  December 31, 1999,

     will then become repayable, with interest as aforesaid, in twelve quarterly instalments, each consisting of one-twelfth of the Principal Sum plus interest. Each advance of the Principal Sum (including advances made under the Original Debenture prior to date hereof) and each conversion thereof into ordinary shares of the Company or repayment will be noted on the grid attached hereto as Schedule "A".

3. The Principal Sum of this Amended and Restated Debenture outstanding from time to time will be converted into ordinary shares of the Company on the following basis:

     (a) as of the first date after the date of this Amended and Restated Debenture that the Principal Sum equals U.S.$6,490,000, such Principal Sum and all accrued interest will be deemed converted into that number of ordinary shares of the Company (the "First Instalment Shares") which, upon issuance, represent twenty-five per cent (25%) of the issued and outstanding ordinary shares of the Company;

     (b) as of the first date after the date of issuance of the First Instalment Shares that the Principal Sum equals U.S.$3,520,000, such Principal Sum and all accrued interest will be deemed converted into that number of ordinary shares of the Company (the "Second Instalment Shares") which, upon issuance, represent, together with the First Instalment Shares, fifty-one per cent (51%) of the


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                                         -3-


          issued and outstanding ordinary shares of the Company provided that the Lender may, at any time and from time to time after the date of issuance of the First Instalment Shares until the earlier of,

          (i) the first date thereafter that the Principal Sum equals $3,520,000, or

          (ii) the date upon which the last of the Second Instalment Shares is issued elect, by notice in writing to the Company, to convert the Principal Sum and all accrued interest then outstanding into that number of the Second Instalment Shares which is equal to the product obtained by multiplying the total number of Second Instalment Shares by a fraction the numerator of which is the Principal Sum then outstanding and the denominator of which is $3,520,000.

     (c) as of the first date after the date of issuance of the last of the Second Instalment Shares that the Principal Sum equals U.S.$14,500,000, such Principal Sum and all accrued interest will be deemed converted into that number of ordinary shares of the Company (the "Third Instalment Shares") which, upon issuance, represent, together with the First Instalment Shares and the Second Instalment Shares, eighty per cent (80%) of the issued and outstanding ordinary shares of the Company provided that the Lender may, at any time and from time to time after the date of issuance of the last of the Second Instalment Shares until the earlier of,

          (i) the first date thereafter that the Principal Sum equals $14,500,000, or

          (ii) the date upon which the last of the Third Instalment Shares is issued elect, by notice in writing to the Company, to convert the Principal Sum and all accrued interest then outstanding into that number of the Third Instalment Shares which is equal to the product obtained by multiplying the total number of Third Instalment Shares by a fraction the numerator of which is the Principal Sum then outstanding and the denominator of which is $14,500,000.

     (d) The shares issued on conversion shall carry the right to participate in full in all dividends and other distributions declared after the date of conversion; in all other respects such share capital will rank pari passu and form one class with the ordinary shares of the Company in issue on the date of conversion.

     (e) If any offer or invitation to subscribe for or purchase ordinary shares is made to the shareholders of the Company, the Company shall at the same time make, or so far as it is able, procure to be made, the same offer or invitation to the Lender as if immediately before the record date of such offer or invitation the Principal Sum had been converted into ordinary shares at the conversion rates provided in subparagraphs (a), (b), (c) and (d) above.

     (f) The Company hereby covenants with the Lender that at all times until the Principal Sum is converted or repaid in full it will maintain sufficient ordinary shares in its authorized but unissued share capital to allow it to immediately give effect to the conversion rights hereby conferred.

     (g) All amounts of principal and interest which are, from time to time, converted or deemed converted into shares hereunder will, upon such conversion, be deemed to be fully paid and satisfied.

4. Notwithstanding any other provisions of this Amended and Restated Debenture any sums owing hereunder shall become payable immediately and all unpaid interest and any other monies owing hereunder shall become immediately owing and payable as follows:

     (a) If the Company shall default in the payment of any monies due and owing hereunder; or

     (b) If any representation or warranty made in or in connection with this Amended and Restated Debenture or the execution and delivery thereof or in any document or certificate furnished pursuant hereto shall prove at any time to have been incorrect in any material respect; or

     (c) If the Company shall default in the performance or observance of any agreement covenant stipulation or obligation contained or implied in this Amended and Restated Debenture whether negative or otherwise (other than obligations in respect of the payment of any monies hereunder); or

     (d) If by or under the authority of any Government the management of the Company or its authority to conduct its business is curtailed to the point of making it effectively inoperative by any seizure or intervention or proceedings of any nature; or

     (e) If a distress or execution shall be levied or enforced upon or against any of the chattels or property of the Company and shall not be satisfied within seven (7) days of the levy or enforcement of such distress or execution or within any grace period to which the Company is entitled in respect of such distress or execution whichever is later; or

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                                         -5-

     (f) If the Company makes or attempts to make any alteration to the provisions of its Memorandum or Articles of Association which might in the opinion of the Lender affect its interests hereunder or shall fail or neglect to comply with any or all of the provisions of the Companies Law Cap. 22 or any statutory modification or re-enactment thereof or any other of the laws of the Cayman Islands in so far as the same way relate to it; or

     (g) If an order is made or an effective resolution is passed for the winding up of the Company except for the purpose of a reconstruction or amalgamation the terms of which have been previously approved in writing by the Lender; or

     (h) If an encumbrancer takes possession or a receiver is appointed of any part of the assets of the Company; or

     (i) If the Company ceases or threatens to cease to carry on its business or substantially the whole of its business; or

     (j) If the Company shall have sold or agreed to sell the whole of its undertaking or any substantial part thereof otherwise than with the previous written consent of the Lender; or

     (k)  If the Company is unable to pay its debts within the meaning of
          Section 92 of the Companies Law Cap. 22 or any statutory modification or re-enactment thereof; or

5. The Company hereby represents and warrants to the Lender that it is a corporation duly organized, validly existing and in good standing under the Laws of the Cayman Islands and that it is duly qualified to do business wherever necessary to carry on its present operations and that the making and performance of this Amended and Restated Debenture is within its powers having been duly authorized by all necessary governmental and corporate approvals and does not contravene any law or any contractual restriction binding on the Company and that this Amended and Restated Debenture is a legal valid and binding obligation of the Company enforceable against the Company in accordance with its terms and that there are no pending or threatened actions or proceedings before any court or administrative agency which may materially adversely affect the Company or its financial conditions and operations.

6. The Company hereby further covenants with the Lender at all times during the continuance of this Amended and Restated Debenture as follows:

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                                         -6-


     (a) At all times during the continuance of this Amended and Restated Debenture to keep up and maintain and preserve all the property of the Company in good and merchantable order and condition;

     (b) To pay to the Lender on demand all costs, charges and expenses incurred or to be incurred by the Lender in relation to these presents or any default hereunder or the protection or enforcement of any of the rights of the Lender hereunder together with the stamp duty and recording fees hereon;

     (c)  To carry on its business in a proper and efficient manner; and

     (d) To observe and perform all the covenants, agreements and provisions contained in or implied hereby.

7. It shall be lawful for but not obligatory on the Lender to advance and pay all sums of money necessary for the purpose of remedying any breach or breaches of covenants or obligations whether imposed on the Company under the provisions of this Amended and Restated Debenture or implied by law and all monies so paid and shall bear interest at the applicable interest rate computed from the time or respective times of paying or advancing the same.

8. No neglect omission or forbearance on the part of the Lender to take advantage of or enforce any right or remedy arising out of any breach or non-observance of any covenant or condition herein contained or implied shall be deemed to be or operate as a general waiver of such covenant or condition or the right to enforce or take advantage of the same in respect of any breach or non-observance thereof either original or recurring.

9. All notices which may or are required to be given pursuant to any provisions of this Amended and Restated Debenture shall be in writing and shall be delivered personally or by telecopy, and in the case of the Lender addressed to:

          No. 1 Temasek Avenue
          37th Floor, Millenia Tower
          Singapore
          039192

          Fax No:   011-65-337-0616
          Attention:     Manager

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                                         -7-

     with a copy to:

          Goodman Phillips & Vineberg
          1900 - 355 Burrard Street
          Vancouver, British Columbia
          V6C 2G8

          Fax No:   (604) 682-7131
          Attention:     Steven G. Robertson

     in the case of the Company addressed to:

          438 West 37th Street, Suite 5G
          New York, New York
          10018

          Fax No:   (212) 967-3018
          Attention:     President

     with a copy to:

          Patterson, Belknap, Webb & Tyler
          1133 Avenue of the Americas
          New York, New York
          10036-6710

          Fax No:   (212) 336-2222
          Attention:     Van Krikorian

     or such other address or telecopier number of which a party may, from time to time, advise the other parties hereto by notice in writing given in accordance with the foregoing. Date of receipt of any such notice shall be deemed to be the date of delivery thereof, if delivered, and on the day of telecopying, if telecopied, provided such day is a Business Day and, if not, on the first Business Day thereafter.

10. Concurrent with the execution and delivery of this Amended and Restated Debenture, the Original Debenture and the Guarantee, dated February 3, 1997 by Global Gold Corporation have been marked "cancelled" and delivered to the Company as fully satisfied by way of the substitution therefor of this Amended and Restated Debenture and the Guarantee, dated as of the date hereof, by Global Gold Corporation.

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                                         -8-


11. Each of the Company and the Lender acknowledge and agree to the amendments to the Charge over Shares described in the Guarantee of Global Gold Corporation appended to this Amended and Restated Debenture.

12. This Amended and Restated Debenture shall be governed and construed solely according to the Laws of the Cayman Islands.


IN WITNESS WHEREOF each of the Company and the Lender has executed this Amended and Restated Debenture as a Deed by its duly authorized persons the day and year first above written.


Signed for and on behalf of   )
GLOBAL GOLD ARMENIA LIMITED   )
by: /s/ Robert A. Garrison    )
                              )
          , Director          )         Per:__________________________
                              )              Director
in the presence of:           )
                              )
                              )
                              )
----------------------------- )
witness, and thereby executed )
by GLOBAL GOLD ARMENIA LIMITED
as its Deed                   )


Signed for and on behalf of   )
FIRST DYNASTY MINES (USA) LLC )
by: /s/ Marcus Randolph       )
                              )
          , Manager           )         Per:___________________________
                              )              Manager
in the presence of:           )
                              )
                              )
----------------------------- )
witness, and thereby executed
by FIRST DYNASTY MINES (USA) LLC
as its Deed

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                                         -9-


                                      GUARANTEE

Payment by, and performance of the obligations of the Company, a wholly-owned subsidiary of Global Gold Corporation ("Global Gold") under the foregoing Amended and Restated Debenture is hereby unconditionally and irrevocably guaranteed by Global Gold in favour of the Lender. Global Gold acknowledges and agrees to the assignment by FDM to the Lender of all of FDM's rights under the Original Debenture, as amended by the Amended and Restated Debenture, and the Deed of Charge over Shares dated February 3, 1997 and made by Global Gold in favour of FDM (the "Charge over Shares"). Global Gold further agrees that the covenants of Global Gold made in the Charge over Shares are made by Global Gold in favour of the Lender and that references in the Charge over Shares to the "Debenture" will be construed as references to the Amended and Restated Debenture. This guarantee and the Charge over Shares will be released as of the date that the Lender has acquired not less than eighty per cent (80%) of the ordinary shares of the Company pursuant to the conversion from time to time of the Principal Sum in accordance with paragraph 3.


IN WITNESS WHEREOF Global Gold Corporation has executed this Guarantee as a Deed on the 13th day of May, 1997.


Signed for and on behalf of             )
GLOBAL GOLD CORPORATION                 )
by: /s/ Drury J. Gallagher              )
                                        )
          , Director                    )    Per:________________________
                                        )         Director
in the presence of:                     )
                                        )
                                        )
-----------------------------------     )
witness, and thereby executed
by GLOBAL GOLD CORPORATION
as its Deed

                                     SCHEDULE "A"

                  LOANS ADVANCED BY FIRST DYNASTY MINES (USA) LLC TO
                             GLOBAL GOLD ARMENIA LIMITED

                NOTE:  ALL AMOUNTS ARE STATED IN UNITED STATES DOLLARS


                              AMOUNT OF
               AMOUNT OF      PRINCIPAL      UNPAID
DATE           LOAN           CONVERTED OR   PRINCIPAL      NOTATION
(D/M/Y)        ADVANCED       REPAID         BALANCE        MADE BY

31/12/97       $17,510,000    $0             $17,510,000
-------------- -------------- -------------- -------------- --------------
31/12/97       $0             $17,510,000    $0
-------------- -------------- -------------- -------------- --------------
               $              $              $
-------------- -------------- -------------- -------------- --------------
               $              $              $
-------------- -------------- -------------- -------------- --------------
               $              $              $
-------------- -------------- -------------- -------------- --------------
               $              $              $
-------------- -------------- -------------- -------------- --------------
               $              $              $
-------------- -------------- -------------- -------------- --------------